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                                                                    Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated July 17, 1998 pertaining to the financial statements of Central Ohio Cable System Operations Unit as of December 31, 1997 and for the two years then ended (and to all references to our Firm) included in this registration statement.

                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP

Columbus, Ohio,
  May 10, 1999.